UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2025

Codexis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive

Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

(650) 421-8100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CDXS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On November 6, 2025, the Company announced its financial results for the quarter ended September 30, 2025. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On November 6, 2025, in alignment with its enhanced strategic focus, the Company publicly announced that it is implementing a workforce reduction of approximately 24%. This measure was implemented in support of the Company’s organizational streamlining to focus on its ECO Synthesis platform.

The Company expects that the payment of post-employment benefits to impacted employees, as well as the payment of other expenses such as related tax costs, will result in the recognition of an additional expense of approximately $3.5 million. The Company anticipates this expense will be recognized in the fourth quarter of 2025 and paid primarily during the same period. The Company expects the workforce reduction to be substantially completed by January 2026.

These charges that the Company expects to incur are subject to a number of assumptions, including legal requirements in applicable jurisdictions, and actual expenses may differ materially from the estimates disclosed above.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director, President and Chief Executive Officer

On November 5, 2025, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Alison Moore, Ph.D., as a Class III director of the Board and as the President and Chief Executive Officer of the Company, replacing Stephen Dilly, M.B.B.S., Ph.D., effective as of November 7, 2025. Dr. Moore will serve as a Class III director of the Board for an initial term expiring at the 2028 annual meeting of stockholders or until her earlier death, resignation or removal.

Dr. Moore, age 59, served as the Company’s Chief Technical Officer from September 2024 to November 2025 and previously served as a director of the Board from June 2020 until her resignation from the Board in September 2024. Dr. Moore served as the Chief Technical Officer of Allogene Therapeutics, Inc., a public biotechnology company, from June 2018 to April 2023. Prior to Allogene Therapeutics, Inc., she served as Senior Vice President, Process Development at Amgen Inc., a public biotechnology company, from January 2013 until June 2018. Dr. Moore has previously held senior roles at Amgen in Operations Technology from January 2013 until August 2014, Process and Product Engineering from January 2011 until January 2013, and Corporate Manufacturing from August 2008 until December 2010. Prior to these positions, she was Vice President of Site Operations at Amgen’s Fremont, California, manufacturing facility, from March 2006 until August of 2008. Before re-joining Amgen, from 2005 to 2006, Dr. Moore was a Director in Chemistry, Manufacturing and Controls, and Regulatory Affairs at Genentech, Inc. Prior to Genentech, she held roles of increasing responsibility in Process Development at Amgen from 1996 through the end of 2004. Dr. Moore has served as a member of the technical advisory board of National Resilience, Inc., a private biomanufacturing company, since 2021. Additionally, Dr. Moore has served on the board of directors of Artiva Biotherapeutics, Inc., a public clinical-stage biotechnology company, since October 2024. Dr. Moore previously served as an executive board member for the Alliance for Regenerative Medicine, an international advocacy organization dedicated to realizing the promise of regenerative medicines and advanced therapies, from January 2022 to October 2023. Dr. Moore was a Postdoctoral Research Fellow at Genentech from 1993 to 1996, and prior to that, she was a Postdoctoral Research Fellow at the Medical University of Lübeck, Germany. Dr. Moore holds both a bachelor’s degree in Pharmacology with Honors and a Ph.D. in Cell Biology from Manchester University, England.

In connection with her promotion to President and Chief Executive Officer, Dr. Moore’s base salary was increased to $650,000 and her annual cash incentive opportunity was increased to 75% of base salary earnings. She will be granted 85,000 restricted stock units that will vest in substantially equal installments on each of the first three anniversaries of the date of grant and 500,000 stock options that will vest 25% of the shares on the first anniversary of the date of grant and thereafter as to 1/48th of the shares per month for the following 36 months, in each case, subject to Dr. Moore’s continued service with the Company through the applicable vesting date. Dr. Moore’s Change of Control Severance Agreement was amended and restated to increase the cash severance payable on a qualifying termination without “cause” or for “good reason” outside of the change in control period to the sum of 12 months of base salary and 100% of her annual target bonus opportunity and the cash severance payable on a qualifying termination without “cause” or for “good reason” within the change in control period to the sum of 18 months of base salary and 150% of her annual target bonus opportunity.

There are no arrangements or understandings between Dr. Moore and any other persons pursuant to which Dr. Moore was appointed as a director, President and Chief Executive Officer. There are no family relationships between Dr. Moore and any director, director nominee or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no current or proposed transactions between Dr. Moore and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Continued Service as Chair of the Board

Stephen Dilly, M.B.B.S., Ph.D., the Board’s current Chairman and the Company’s current President and Chief Executive Officer, will continue as Chair of the Board. For his service as Chair of the Board, Dr. Dilly will receive cash fees consistent with the Board Chair fee set forth in the Company’s Non-Employee Director Compensation Program, which is currently $110,000 per calendar year, and will be eligible to be granted annual equity awards consistent with the terms of the “Annual Awards” set forth in the Company’s Non-Employee Director Compensation Program. Dr. Dilly will be entitled to his 2025 annual bonus based on actual performance. His outstanding equity awards will continue to vest in accordance with their terms based on his continued service and will be subject to accelerated vesting on a change in control.

Chief Operation Officer Separation Agreement and Consulting Agreement

On November 6, 2025, in connection with Kevin Norrett’s ceasing to serve as Chief Operations Officer, Mr. Norrett and the Company entered into a Separation Agreement and Release of Claims and a Consulting Agreement. The Separation Agreement and Release of Claims memorializes Mr. Norrett’s entitlement to severance benefits based on a qualifying termination of employment under the terms of his existing Change of Control Severance Agreement, which is described in the Company’s Definitive Proxy Statement filed with the SEC on April 24, 2025. Mr. Norrett will also receive a bonus equal to 100% of his target bonus in recognition of his service during the fiscal 2025 bonus year. Pursuant to the Consulting Agreement, Mr. Norrett is also expected to provide transitional consulting services to the Company until November 6, 2026 (or such earlier date as provided for in the Consulting Agreement). During this period, Mr. Norrett will receive an hourly consulting fee, and his outstanding equity awards will continue to vest in accordance with their terms based on his continued service.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements regarding the intended benefits of the Company’s refined corporate strategy; the number of employees impacted by the reduction in force; and the Company’s expectations regarding the timing of such costs and the timing of completion of the reduction in force. Undue reliance should not be placed on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and that could materially affect actual results. Information about factors that could materially affect actual results can be found in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 6, 2025, including under the caption “Risk Factors,” and in the Company’s other periodic reports filed with the SEC. The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated November 6, 2025 relating to the financial results for the quarter ended September 30, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODEXIS, INC.

Date: November 6, 2025	By:	/s/ Georgia Erbez
Georgia Erbez
Chief Financial Officer